CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 78 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated December 15, 2016, relating to the financial statements and financial highlights appearing in the October 31, 2016 Annual Report to Shareholders of Vanguard Diversified Equity Fund, Vanguard International Value Fund, Vanguard Emerging Markets Select Stock Fund and Vanguard Alternative Strategies Fund (comprising Vanguard Trustees’ Equity Fund), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers–Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 21, 2017